     As filed with the Securities and Exchange Commission on March 18, 1996

                                                       Registration No. 33-64857

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                         Post-Effective Amendment No. 1
                                       to
                                    Form S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                         SunGard(R) Data Systems Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                  1285 Drummers Lane,         51-0267091
(State or other jurisdiction of   Wayne, Pennsylvania 19087   (I.R.S. Employer
incorporation or organization)          (610) 341-8700       Identification No.)
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        --------------------------------
                           Lawrence A. Gross, Esquire
                       Vice President and General Counsel
                           SunGard Data Systems Inc.
                 1285 Drummers Lane, Wayne, Pennsylvania 19087
                                 (610) 341-8700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        --------------------------------

                                   Copies to:
                           Arthur H. Miller, Esquire
                        Blank, Rome, Comisky & McCauley
                                Four Penn Center
                        Philadelphia, Pennsylvania 19103
                        --------------------------------

  The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

   On December 8, 1995, SunGard Data Systems Inc., a Delaware corporation ("SunGard"), filed Registration Statement No. 33-64857 on Form S-3 (the "Registration Statement") to register 405,334 shares (the "Shares") of common stock, $.01 par value per share, of SunGard (the "Common Stock") owned by the selling stockholders listed on Page 3 of the Prospectus (the "Selling Stockholders"). The Prospectus informed the Selling Stockholders that they would be permitted to sell the Shares for a period of 90 days after the date the Registration Statement was declared effective.

   On December 18, 1995, the Registration Statement became effective. Since the effective date, certain Selling Stockholders have sold Shares; however, some Selling Stockholders did not sell all of their Shares.

   Accordingly, SunGard hereby deregisters a total of 8,883 shares of Common Stock, comprised of the Shares not sold by the Selling Stockholders during the 90-day effective period.

                        SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                                    SunGard Data Systems Inc.

Date:  March 18, 1996               By:         /s/ Lawrence A. Gross
                                       -----------------------------------------
                                                    Lawrence A. Gross,
                                                Vice President and General
                                                    Counsel, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature              Capacity                                    Date
           ---------              --------                                    ----
                 *                         Chief Executive Officer,           March 18, 1996
----------------------------------         President, and Chairman
           James L. Mann                   of the Board of Directors
                                           (principal executive officer)

       /s/ Michael J. Ruane                Chief Financial Officer and        March 18, 1996
----------------------------------         Vice President-Finance
           Michael J. Ruane                (principal financial officer)

      /s/ Andrew P. Bronstein              Vice President and Controller      March 18, 1996
----------------------------------         (principal accounting officer)
          Andrew P. Bronstein

                 *                         Director                           March 18, 1996
----------------------------------
        Gregory S. Bentley

                 *                         Director                           March 18, 1996
----------------------------------
         Michael C. Brooks

                 *                         Director                           March 18, 1996
----------------------------------
        Albert A. Eisenstat

                 *                         Director                           March 18, 1996
----------------------------------
         Bernard Goldstein

                 *                         Director                           March 18, 1996
----------------------------------
           Michael Roth

                 *                         Director                           March 18, 1996
----------------------------------
        Malcolm I. Ruddock

                 *                         Director                           March 18, 1996
----------------------------------
      Lawrence J. Schoenberg

*By:/s/ Michael J. Ruane
    ---------------------------
  Michael J. Ruane, Attorney-in-fact